Exhibit 10.1

AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

AMENDMENT dated as of September 3, 2013 (this “Amendment”) to the AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of January 1, 2012 as subsequently amended (the “Employment Agreement”) by and between Chindex International, Inc., a Delaware corporation (the “Company”), and Robert C. Low (“Employee”). Capitalized terms used but not defined in this Amendment will have the same meaning as in the Employment Agreement.

WHEREAS, the Company and Employee have entered into the Employment Agreement, and, effective commencing on the date hereof, desire to amend the Employment Agreement in the following respects;

NOW, THEREFORE, the parties agree to amend the Employment Agreement as follows:

1. Section 1 of the Employment Agreement is hereby amended by deleting “third anniversary” and replacing it with “fourth anniversary” so as to extend the term of the Employment Agreement to January 1, 2016.

2. Except as provided above, the Employment Agreement shall remain in full force and effect.

3. This Amendment may be executed in two or more counterparts, each of which will constitute an original, and all of which together will constitute one and the same.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

/s/ Robert C. Low
Robert C. Low

CHINDEX INTERNATIONAL, INC.
By: /s/ Lawrence Pemble
Name:	Lawrence Pemble
Title:	Chief Operating Officer